CONTACT:
                                                                Thomas Eberhardt
                                                   Director, Treasury Operations
                                                         APAC TeleServices, Inc.
                                                                    847-374-1949

FOR IMMEDIATE RELEASE:

                       APAC REPORTS SECOND QUARTER RESULTS



Deerfield, Ill. (July 20, 1998) -- APAC TeleServices, Inc. (NASDAQ:APAC), a premier provider of outsourced customer service and sales, today reported financial results for its second quarter of 1998. Consistent with APAC's announcement of June 25, 1998, the Company reported net income of $1.95 million or $0.04 per share for the second quarter of 1998, prior to the pre-tax acquisition restructuring charge of $9 million.

The Company announced revenue of $107.2 million for the thirteen weeks ended June 28, 1998, up 17% from $91.6 million in the same period a year ago. The increase is principally attributable to revenues contributed by ITI subsequent to its acquisition on May 20, 1998. After recording the effect of a restructuring charge, APAC recorded a net loss of $3.6 million or $0.07 per share for the second quarter of 1998 compared to net income of $8.6 million or $.18 per share for the second quarter of 1997.

For the twenty-six weeks ended June 28, 1998, APAC reported revenue of $198.7 million, an increase of 9.2% from the prior year's revenue of $181.9 million for the same period. Net income for the first half of fiscal 1998 was $1.3 million as compared to $17.1 million for the same period in 1997. Earnings per share, prior to the effect of the restructuring charge for the period ended June 28, 1998, were $0.14, compared to $0.36 for the same period in 1997.

Net revenue for the company's outbound operations, the Sales Solutions division, increased 6.6% to $55.2 million for the second quarter of 1998, compared to $51.8 million for the second quarter of 1997. Net revenue for inbound operations, the Service Solutions division, was $52.0 million, up 30.5% from $39.8 million in the same period a year ago.

"We are combining the strengths of the two organizations as we continue to integrate the operations", stated Theodore G. Schwartz, APAC's chairman and chief executive officer. "The management team is implementing an aggressive integration plan to increase efficiencies, share best practices, improve capacity utilization by leveraging infrastructure, and more closely align expenses with projected revenues. APAC is focused on the successful integration of ITI and committed to achieving our profitability objectives."

Headquartered in the Chicago suburb of Deerfield, Illinois, APAC operates 90 customer contact centers with more than 25,000 employees in 19 states. Founded in 1973, APAC seeks to optimize the value of its clients' customer relationships by improving customer service, increasing sales, leveraging technology and managing change for corporate growth. Clients include some of the best-managed, most highly respected corporations in America. These organizations represent a wide range of industries including business and consumer products, communications, delivery, energy, financial services, government, insurance, retail and technology. The company's Web site address is www.apacteleservices.com.

Paragren Technologies, Inc., APAC's wholly owned subsidiary, is headquartered in Reston, Virginia. Paragren provides innovative marketing solutions to drive enterprise-wide customer intelligence for organizations in the communications, financial services, energy and retail industries. Paragren's solutions transform information in data warehouses to support customer-centric, one-to-one marketing. The company's core competencies include the One-By-One marketing software suite, consumer-panel market intelligence, data warehouse consulting and database outsourcing. Additional information is available on their Web site at www.paragren.com.

Statements contained herein regarding APAC's expected growth, prospective business opportunities and future expansion plans are forward-looking statements that involve substantial risks and uncertainties. In accordance with the Private Securities Litigation Reform Act of 1995, following are important factors that could cause actual results to differ materially from those expressed or implied by such forward-looking statements: there can be no assurance that APAC will be able to maintain its growth rate and effectively manage its profitability. In the future, APAC may experience excess peak period capacity when it opens a new customer contact center or terminates or completes a large client program. APAC's agreements with its clients generally do not ensure that APAC will generate a specific level of net revenue, do not designate APAC as the client's exclusive service provider, and many are terminable by the client on relatively short notice. APAC's revenues and profitability may also be affected by changes in clients' use of telemarketing programs as a method for customer acquisition and available telemarketing capacity from APAC's competitors. In addition, the amount of net revenue is dependent upon customers' interest in, and use of, the client's products or services. Readers are encouraged to review the section captioned "Information Regarding Forward-Looking Statements" on Form 10-K in APAC's Annual Report for the year ended December 28, 1997, which describes other important factors that may affect APAC's business, results of operations and financial condition.


                                     --END--



APAC REPORTS SECOND QUARTER EARNINGS
PAGE 2

                             APAC TELESERVICES, INC.
                            STATEMENTS OF OPERATIONS

                    (IN THOUSANDS, EXCEPT FOR PER SHARE DATA)


                                                                       THIRTEEN WEEKS ENDED
                                                             JUNE 28, 1998                JUNE 29, 1997
                                                                         (UNAUDITED)
                        Net Revenue                           $107,248                     $91,586
                        Operating expenses:
                          Cost of services                      86,157                      66,036
                          Selling, general and
                            administrative expenses             15,673                      11,353
                          Restructuring charge                   9,000                         --
                           Total operating expenses            110,830                      77,389
                          Income (loss) from operations         (3,582)                     14,197
                        Interest expense, net                    1,686                         309
                          Income (loss) before income taxes     (5,268)                     13,888
                        Income taxes (credit)                   (1,680)                      5,275
                          Net income (loss)                    ($3,588)                     $8,613


                        Net income (loss) per share:
                          Basic                                 ($0.07)                    $0.18
                          Diluted
                                                                ($0.07)                    $0.18

                        Weighted average shares:
                          Basic                                 48,852                    46,729
                          Diluted                               49,585                    48,172




APAC REPORTS SECOND QUARTER EARNINGS
PAGE 3

                             APAC TELESERVICES, INC.
                            STATEMENTS OF OPERATIONS

                   (IN THOUSANDS, EXCEPT FOR PER SHARE DATA)

                                                                        TWENTY-SIX WEEKS ENDED
                                                               JUNE 28, 1998                JUNE 29, 1997
                                                                            (UNAUDITED)
                        Net Revenue                            $198,729                   $181,904
                        Operating expenses:
                          Cost of services                      156,841                    131,399
                          Selling, general and
                            administrative expenses              27,882                     22,306
                          Restructuring charge                    9,000                         --
                            Total operating expenses            193,723                    153,705
                          Income from operations                  5,006                     28,199
                        Interest expense, net                     2,157                        638
                          Income before income taxes              2,849                     27,561
                        Income taxes                              1,520                     10,475
                          Net income                             $1,329                    $17,086


                        Net income per share:
                          Basic                                   $0.03                      $0.37
                          Diluted                                 $0.03                      $0.36
                        Weighted average shares:
                          Basic                                  48,832                     46,634
                          Diluted                                49,731                     48,058
